UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2019

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2019, Kiwa Bio-Tech Products Group Corporation (the “Company”) executed a Securities Purchase Agreement (the “SPA”) between Geneva Roth Remark Holdings, Inc. (“GRR”) and the Company, Pursuant to which GRR purchased from the Company a Convertible Promissory Note in the principal amount of $153,000.00 (the “Note”) dated October 7, 2019. The Note bears interest at the rate of 12% per annum and must be repaid on or before April 7, 2021 after the funding date of the respective tranche (each a “Maturity Date”) the Note may be prepaid at any time before Maturity Date without any prepayment penalties. The Note bears interest at the rate of 12% per annum and must be repaid on or before April 7, 2021 after the funding date of the respective tranche (each a “Maturity Date”) the Note may be prepaid at any time before Maturity Date without any prepayment penalties.

On October 7, 2019, Kiwa Bio-Tech Products Group Corporation (the “Company”) executed a Securities Purchase Agreement (the “SPA”) between Geneva Morningview Financial, LLC. (“Morningview”) and the Company, Pursuant to which Morningview purchased from the Company a Senior Convertible Promissory Note in the principal amount of $135,000.00 (the “Note”) dated October 7, 2019. The Note bears interest at the rate of 12% per annum and must be repaid on or before October 6, 2020 after the funding date of the respective tranche (each a “Maturity Date”) the Note may be prepaid at any time before Maturity Date without any prepayment penalties.

The Notes contain certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rate under the Notes in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and the Notes and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only on recipient; (c) there were no subsequent of contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Securities Purchase Agreement between the company and Geneva Roth Remark Holdings, Inc. dated October 7, 2019
10.2	Convertible Promissory Note with Geneva Roth Remark Holdings, Inc. dated October 7, 2019
10.3	Securities Purchase Agreement between the company and Morningview Financial, LLC. dated October 7, 2019
10.4	Senior Convertible Promissory Note with Morningview Financial, LLC. dated October 7, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2019

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
By:	Yvonne Wang
Title:	Chief Executive Officer

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